EXHIBIT 2


        AGREEMENT AND PLAN OF REORGANIZATION Dated December 12, 2002 and
                             Amendment No 1 thereto

                      Agreement and Plan of Reorganization

         This Agreement and Plan of Reorganization ("Plan of Reorganization") is made and entered into as of the 12th day of December, 2002, by and between MNB Holdings Corporation, a California corporation (the "Holding Company"), and Mission National Bank, a national banking association (the "Bank").

         WHEREAS, the Bank, subject to the approval of the Office of the Comptroller of the Currency (the "OCC") and upon the affirmative vote of the shareholders of the Bank owning at least two-thirds of its capital stock outstanding, desires to reorganize so as to become a subsidiary of a bank holding company, registered under the Bank Holding Company Act of 1956, as amended (the "BHCA");

         WHEREAS,   the  Board  of   Directors   of  the  Bank  has  caused  the
incorporation and organization of the Holding Company for the purposes of said reorganization;

         WHEREAS, the Holding Company, subject to the approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), desires to become the parent holding company of the Bank and to register as a bank holding company under the BHCA; and

         WHEREAS, the Bank and the Holding Company desire to have the shareholders of the Bank exchange their shares of common stock, par value $5.00 per share, for shares of the common stock, no par value, of the Holding Company, so that all shareholders of the Bank (except for those who perfect dissenting shareholders' rights) will become shareholders of the Holding Company, on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

Section 1. Reorganization

         1.1. National Bank Consolidation and Merger Act. Subject to the terms and conditions hereinafter set forth, the parties hereto agree to effect a reorganization of the Bank so as to become a subsidiary of the Holding Company (the "Reorganization") pursuant to the provisions of the National Bank Consolidation and Merger Act, 12 U.S.C. Section 215a-2 (the "Bank Merger Act"), and 12 CFR Section 7.2000. The Reorganization shall be carried out in accordance with the provisions of this Plan of Reorganization, which is intended by the parties to constitute a "reorganization plan" within the meaning of the Bank Merger Act.

         1.2.   Internal   Revenue   Code.   The  parties   hereto   intend  the
Reorganization to qualify as a tax-free transfer within the meaning of Section 351 of the Internal Revenue Code of 1986, as amended.

         1.3. Effect of the Reorganization. By virtue of the Reorganization, and upon consummation of the transactions contemplated by this Plan of Reorganization, each outstanding share of the Common stock, par value $5.00 per share, of the Bank (other than any shares as to which dissenters' rights have been perfected as provided in Section 2.3 hereof), shall be converted into the right to receive one (1) share of the Common stock, no par value, of the Holding Company. The corporate existence of the Bank shall not be deemed to have been affected in any way by reason of the Reorganization. The Bank will continue in existence as a wholly owned subsidiary of the Holding Company with the same name ("Mission National Bank") and the same national bank charter number as currently assigned to the Bank. All assets, liabilities, rights, duties, privileges, immunities, powers, franchises and interests of the Bank, of every kind and description, as existing on the Effective Date of the Reorganization (as defined below), shall continue in the Bank, without any change or interruption by reason of the Reorganization; directors, officers and employees of the Bank immediately prior to the Effective Date of the Reorganization (as defined below) shall continue to serve as directors, officers and employees of the Bank, without change by reason of the Reorganization; and neither the rights of creditors nor any liens upon property of the Bank shall be impaired by reason of the Reorganization.

         1.4. Holding Company Common Stock. Immediately after the Effective Date of the Reorganization (as defined below), the Holding Company shall repurchase all of the shares of the Holding Company's common stock that are issued and outstanding as of the date of this Plan of Reorganization (the "Organizational Shares") in consideration for the payment to the holder(s) thereof of an amount equal to the aggregate capital contribution theretofore made by such holder(s) to the Holding Company with respect to such shares.

Section 2. Exchange of Shares

         2.1. The Closing. The transactions contemplated by this Plan of Reorganization shall become effective on the closing date selected by the Bank and the Holding Company (the "Effective Date"), after satisfaction of the conditions set forth in Section 7 below, including but not limited to the issuance by the OCC of a certificate approving the Reorganization. As of the Effective Date, each share of Bank common stock, issued and outstanding immediately prior to the Effective Date (other than Dissenting Shares as hereinafter defined) shall, by virtue of the Reorganization and without any action on the part of the holder thereof, be converted into the right to receive one (1) share of Holding Company common stock. At the closing, the Bank and the Holding Company shall use their respective best efforts to deliver or cause to be delivered to each other and to third parties any and all opinions, certificates and other documents as required to achieve the exchange of shares contemplated by this Plan of Reorganization.

         2.2. Exchange Agent. On or immediately prior to the Effective Date, in accordance with this Plan of Reorganization, the Holding Company shall make available shares of its common stock in sufficient amounts to effect the Reorganization. As soon as practicable after the Effective Date, the Holding Company will cause U.S. Stock Transfer Corporation, or another qualified trust company selected by the Holding Company and the Bank (the "Exchange Agent") to send to each shareholder of the Bank a letter of transmittal for use in exchanging such holder's stock certificate(s) for stock certificates evidencing shares of Holding Company common stock. Each shareholder of the Bank shall be entitled to receive shares of Holding Company common stock for such holder's shares of Bank common stock only upon surrender of the certificates representing

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such holder's  shares of Bank common stock,  or after  providing an  appropriate affidavit of lost certificate and indemnity agreement and/or a bond as may be required in each case by the Exchange Agent. Until so surrendered, each Bank common stock certificate will be deemed for all corporate purposes to represent and evidence solely the right to receive the amount of Holding Company common stock to be exchanged therefor, pursuant to this Plan of Reorganization.

         2.3. Dissenting Shares. Each share of Bank common stock issued and outstanding immediately prior to the Effective Date, the holder of which has voted against the Reorganization and who has properly perfected his or her dissenter's rights of appraisal by following the procedures set forth in the National Bank Act, is referred to herein as a "Dissenting Share." Dissenting Shares owned by each holder thereof who has not exchanged his or her certificates representing shares of Bank common stock for certificates representing shares of Holding Company common stock and otherwise has not effectively withdrawn or lost his or her dissenter's rights, shall not be converted into or represent the right to receive Holding Company common stock pursuant to Section 2.1 hereof and shall be entitled only to such rights as are available to such holder pursuant to the applicable provisions of the National Bank Act. Each holder of Dissenting Shares shall be entitled to receive the value of such Dissenting Shares held by him or her in accordance with the applicable provisions of the National Bank Act, provided such holder complies with the procedures contemplated by and set forth in the applicable provisions of the National Bank Act. If any holder of Dissenting Shares shall effectively withdraw or lose his or her dissenter's rights under the applicable provisions of the National Bank Act, then such Dissenting Shares shall be converted into the right to receive Holding Company common stock in accordance with the provisions of Section 2.1 hereof.

         2.4. Stock Options. At the close of business on the Effective Date of the Reorganization, the Holding Company will assume all of the Bank's rights and obligations under the Mission National Bank 1999 Stock Option Plan (the "Stock Option Plan") and under each outstanding stock option agreement evidencing an option (whether an incentive stock option or a nonstatutory stock option) previously granted under the Stock Option Plan. The Stock Option Plan shall become the "MNB Holdings Corporation Stock Option Plan" and by virtue of such assumption, all rights of an optionee with respect to the common stock of the Bank shall become the same right with respect to the common stock of the Holding Company, on a one-for-one basis. Each such option, subject to such modifications as may be appropriate or required, and subject to the requirements of the Securities Act of 1933, as amended, and the California Corporate Securities Law of 1968, shall constitute a continuation of the option, substituting the Holding Company for the Bank. The option vesting period and price per share of Holding Company common stock at which such option may be exercised shall be the same vesting period and price as were applicable to the purchase of Bank common stock, and all other terms and conditions applicable to the option shall, except as may be otherwise provided herein, be unchanged. Each option granted pursuant to the Stock Option Plan, from and after the close of business on the Effective Date of the Reorganization, shall constitute an option granted by the Holding Company and outstanding pursuant to the MNB Holdings Corporation Stock Option Plan. Promptly after the Effective Date of the Reorganization, the Holding Company will prepare and file with the Securities and Exchange Commission a registration statement on Form S-8 under and pursuant to the Securities Act of 1933, as amended, for the purpose of registering the maximum number of shares of the common stock of the Holding Company to which the holders of options granted and outstanding, or to be granted and outstanding, under the Stock Option Plan or the MNB Holdings Corporation Stock Option Plan may be entitled.

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         2.5.  Employee  Benefit Plans.  The Bank and the Holding  Company agree that the employee benefit plans of the Bank, existing at the close of business on the Effective Date of the Reorganization, including but not limited to the Mission National Bank Profit Sharing and 401(k) Plan and the Mission National Bank Deferred Compensation Plan, shall be continued, terminated, frozen, modified or assumed by the Holding Company in accordance with applicable laws and regulations and the provisions of the Internal Revenue Code of 1986, as amended, as determined by mutual agreement of the parties.

         2.6. Adjustments. If, between the date of this Plan of Reorganization and the Effective Date, the outstanding shares of Bank common stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within such period, the number of shares of Holding Company common stock to be issued and delivered in the Reorganization in exchange for the outstanding shares of Bank common stock shall be correspondingly adjusted.

         2.7. Further Transfers of Bank Stock. At the close of business on the Effective Date of the Reorganization, the stock transfer books of the Bank shall be closed and no transfer of shares of Bank common stock theretofore outstanding shall thereafter be made.

Section 3. Representations and Warranties of Holding Company

         The Holding Company represents, warrants and agrees as follows:

         3.1. Organization and Standing. The Holding Company is a corporation, duly organized and validly existing under the laws of the State of California.

         3.2. Capitalization. The Holding Company is authorized to issue ten million (10,000,000) shares of common stock, no par value, of which one hundred
(100) shares are issued and outstanding. There are no outstanding options, warrants, calls, convertible securities, subscriptions or other commitments or rights of any nature with respect to the Holding Company common stock.

         3.3. Authority Relative to this Plan of Reorganization. The execution, delivery and performance of this Plan of Reorganization have been duly authorized by the Board of Directors of the Holding Company. Subject to appropriate shareholder and regulatory approvals, neither the execution and delivery of this Plan of Reorganization nor the consummation of the transactions provided for herein will violate any agreement to which the Holding Company is a party or by which it is bound or any law, order or decree or any provision of its Articles of Incorporation or Bylaws.

         3.4. Absence of Liabilities. Prior to the Effective Date of the Reorganization, the Holding Company will have engaged only in the transactions contemplated by this Plan of Reorganization, will have no material liabilities and will have incurred no material obligations except in connection with its performance of the transactions provided for in this Plan of Reorganization.

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         3.5. Holding Company Common Stock. The shares of Holding Company common stock, no par value, to be issued pursuant to this Plan of Reorganization will, upon the issuance thereof in accordance with the terms set forth in this Plan of Reorganization, be validly issued, fully paid and nonassessable.

Section 4. Representations and Warranties of the Bank

         The Bank represents, warrants and agrees as follows:

         4.1. Organization and Standing. The Bank is a national banking association, duly organized and validly existing under the laws of the United States of America.

         * 4.2. Capitalization. The Bank is authorized to issue 472,500 shares of common stock, par value $5.00 per share, of which 452,773 shares were issued and outstanding as of December 1, 2002. There are no outstanding options, warrants, calls, convertible securities, subscriptions or other commitments or rights of any nature with respect to the Bank common stock, except for 5,000 shares under stock option agreements outstanding as of December 1,2002, pursuant to the Mission National Bank 1999 Stock Option Plan.

         4.3. Authority Relative to this Plan of Reorganization. The execution, delivery and performance of this Plan of Reorganization have been duly authorized by the Board of Directors of the Bank. Subject to appropriate shareholder and regulatory approvals, neither the execution and delivery of this Plan of Reorganization, nor the consummation of the transactions provided for herein, will violate any agreement to which the Bank is a party or by which it is bound or any law, order, or decree or any provision of its Articles of Association or Bylaws.

Section 5. Covenants of the Holding Company

         The Holding Company agrees that between the date hereof and the Effective Date of the Reorganization:

         5.1. Regulatory Approvals. The Holding Company shall file all necessary regulatory applications, shall diligently seek all other required approvals and shall take any and all further action as may be necessary or appropriate, or as may be reasonably requested by the Bank, to permit the timely consummation of the Reorganization provided for in this Plan of Reorganization.

         5.2. Approval of Reorganization. The Board of Directors of the Holding Company shall diligently seek the approval of this Plan of Reorganization by the shareholder(s) of the Holding Company, in accordance with applicable law.

         5.3. Best Efforts. The Holding Company will use its best efforts to take, or cause to be taken, all actions or do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Plan of Reorganization, subject, however, to the requisite vote of the shareholders of the Bank in accordance with the requirements of the Bank Merger Act and applicable law.

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         5.4.  NASDAQ  National  Market.  The  Holding  Company  shall  take all necessary action to list the shares of Holding Company common stock for trading on the Nasdaq National Market, to be effective as soon as practicable following the Effective Date.

Section 6. Covenants of the Bank

         The Bank agrees that between the date hereof and the Effective Date of the Reorganization:

         6.1. Shareholders' Meeting. The Bank shall submit this Plan of Reorganization to the vote of its shareholders as provided by the Bank Merger Act and other applicable laws at a Special Meeting of Shareholders to be called by the Board of Directors of the Bank, including any adjournment or postponement thereof. The Bank will cooperate with the Holding Company in the preparation of a prospectus/proxy statement of the Holding Company and the Bank, to be sent to the shareholders of the Bank in connection with said Special Meeting of Shareholders; and notice of the time, place and object of the Special Meeting of Shareholders shall be published for four (4) consecutive weeks in a local newspaper of general circulation and shall be sent to each shareholder of record by certified or registered mail at least ten (10) days prior to the date of the Special Meeting of Shareholders, as required by 12 U.S.C. Section 215a.

         6.2. Best Efforts. The Bank will use its best efforts to take, or cause to be taken, all actions or do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Plan of Reorganization, subject, however, to the requisite vote of the shareholders of the Bank in accordance with the requirements of the Bank Merger Act and applicable law.

Section 7. Conditions to Obligations of the Parties

         The obligations of the parties to consummate this Plan of Reorganization shall be subject to the following conditions; provided, however, that any one or more of such conditions may be waived by the Board of Directors of the Holding Company and the Board of Directors of the Bank, by mutual agreement, at any time at or prior to the Effective Date of the Reorganization:

         7.1. Representations, Warranties and Covenants. The representations and warranties and covenants contained in Sections 3, 4, 5 and 6 hereof shall be true as of and at the Effective Date of the Reorganization, and each party shall have performed all obligations required hereby to be performed by it prior to the Effective Date.

         7.2. Shareholder Approvals. The shareholders of the Holding Company and the Bank shall have duly approved this Plan of Reorganization in accordance with applicable laws.

         7.3. Dissenting Shares. Holders of not more than five (5) percent of the outstanding shares of Bank common stock shall have perfected dissenters' rights pursuant to 12 U.S.C. Section 215a (by voting against the Plan of Reorganization at the Bank Special Meeting of Shareholders or by giving notice in writing at or prior to the Bank Special Meeting of Shareholders that he or she dissents from the Plan of Reorganization and thereafter submitting a timely request for the value of his or her shares of Bank common stock in the manner required by the National Bank Act).

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         7.4. Regulatory  Approvals.  The OCC, the Federal Reserve Board and any
other federal or state regulatory agency having jurisdiction (banking or otherwise), to the extent that any consent or approval is required by applicable laws or regulations for the consummation of the transactions contemplated by this Plan of Reorganization, shall have granted any necessary consent or approval.

         7.5. Registration Statement. The registration statement (the "Registration Statement") filed by the Holding Company under the Securities Act of 1933, as amended, covering the shares of the Holding Company common stock to be issued pursuant to the Plan of Reorganization, shall have become effective with the Securities and Exchange Commission, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Holding Company, shall be contemplated or threatened by the Securities and Exchange Commission.

         7.6. Litigation. There shall be no litigation or proceeding pending or threatened for the purpose of enjoining, restraining or preventing the consummation of the Reorganization or this Plan of Reorganization, or otherwise claiming that such consummation is improper.

         7.7. Consents. The Holding Company and the Bank shall have received all consents of third parties as may be required, including consents of other parties to, and required by. material mortgages, notes, leases, franchises, agreements, licenses and permits applicable to the Bank, and no such consent, license or permit shall have been withdrawn or suspended.

         7.8. Legal and Tax Opinions. For the benefit of the Bank, unless waived, the Holding Company shall have received an opinion from a law firm or tax accounting firm, in form and substance satisfactory to both, that the Reorganization qualifies as a tax-free transfer within the meaning of Section 351 of the Internal Revenue Code of 1986, as amended.

Section 8. Termination, Waiver and Amendment

         8.1. Circumstances of Termination. Anything herein or elsewhere to the contrary notwithstanding, this Plan of Reorganization may be terminated at anytime before the Effective Date of the Reorganization (whether before or after action with respect thereto by the Bank's shareholders) only:

                  (a) by the  mutual  consent of the Board of  Directors  of the
Bank and the Board of Directors of the Holding Company, evidenced by an instrument in writing signed on behalf of each by their respective representatives; or

                  (b) by the Board of Directors of the Bank if, in its sole judgment, the Reorganization would be inadvisable because of the number of shareholders of the Bank who perfect their dissenting shareholders' rights in accordance with applicable law, or if, in the sole judgment of such Board, the Reorganization would not be in the best interests of the Bank or its employees, depositors or shareholders for any reason whatsoever.

         8.2. Effect of Termination. In the event of the termination and abandonment hereof, this Plan of Reorganization shall become void and have no effect, without any liability on the part of any of the parties, their directors, officers or shareholders, except as set forth in Section 9 hereof.

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

         8.3. Waiver. Any of the terms or conditions of this Plan of Reorganization may be waived in writing at any time by the Bank by action taken by its Board of Directors, whether before or after action by the Bank's shareholders; provided, however, that such action shall be taken only if, in the judgment of the Board of Directors, such waiver shall not have a materially adverse effect on the benefits intended to be granted hereunder to the shareholders of the Bank.

         8.4. Amendment. Anything herein or elsewhere to the contrary notwithstanding, to the extent permitted by law, this Plan of Reorganization may be amended at any time by the affirmative vote of a majority of the Board of Directors of each of the Bank and the Holding Company, whether before or after action with respect thereto by the Bank's shareholders and without further approval of such amendment by the shareholders of the parties hereto (subject to the shareholder voting requirements of 12 U.S.C. Section 215a); provided, however, that after such approval by the shareholders of the Bank, no such amendment shall be made which shall affect the rights of the shareholders of the Bank in a manner which, in the judgment of the Board of Directors of the Bank, is materially adverse to such shareholders, without the further approval of such shareholders.

Section 9. Expenses

         9.1. General. Each party hereto will pay its own expenses incurred in connection with this Plan of Reorganization, whether or not the transactions contemplated herein are effected.

         9.2. Special Dividend. Promptly after the Effective Date of the Reorganization, the Bank shall pay, as permissible, a special dividend to the Holding Company in an amount equal to the sum of:

                  (a) the expenses incurred by the Holding Company in connection with the transactions contemplated herein, and the cost of repurchasing the Organizational Shares as contemplated by Section 1.4 above;

                  (b) the principal amount of any loan or line of credit that the Holding Company shall have obtained to carry out this Plan of Reorganization, plus any accrued and unpaid interest and fees with respect thereto; and

                  (c) such additional funds as may be needed by the Holding Company as initial working capital.

Section 10. Miscellaneous

         10.1. Restrictions on Affiliates. The Holding Company may cause stock certificates representing any shares issued to any shareholder who may be deemed to be an "affiliate" of the Bank, within the meaning of Rule 145 under the Securities Act of 1933, as amended, to bear a legend setting forth any applicable restrictions on transfer thereof under Rule 145 and may cause stop-transfer orders to be entered with its transfer agent with respect to any such certificates.

         10.2. No Brokers. Each of the parties represents to the other that it has not incurred and will not incur any liability for brokerage fees or agents' commissions in connection with this Plan of Reorganization and the transactions contemplated hereby.

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

         10.3. Right to Withhold Dividends. The Board of Directors of the Holding Company reserves the right to withhold dividends or other distributions from any former shareholder of the Bank who fails to exchange certificates representing shares of Bank common stock for certificates representing shares of Holding Company common stock in accordance with Section 2 of this Plan of Reorganization. Upon surrender of such certificates representing Bank common stock, the holder thereof shall be paid, without interest, any dividends or other distributions with respect to the shares of Holding Company common stock as to which the record date and payment date occurred on or after the Effective Date of the Reorganization and on or before the date of surrender.

         10.4. Entire Agreement. This Plan of Reorganization contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

         10.5. Captions. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provisions of this Plan of Reorganization.

         10.6. Applicable Law. This Plan of Reorganization shall be governed by the laws of the State of California, applicable to contracts executed in and to be performed exclusively within the State of California, and 12 U.S.C. Section 215a-2 and the other laws of the United States of America applicable to national banking associations.

         10.7. Counterparts. This Plan of Reorganization may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

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

IN WITNESS WHEREOF, this Plan of Reorganization has been executed as of the day and year first above written.


Attest:                                Mission National Bank


/s/ J. David Joves                     By: /s/ Owen J.Erickson
------------------------------             ------------------------------
J. David Joves, Secretary                  Owen J.Erickson, President and
                                           Chief Executive Officer




Attest:                                MNB Holdings Corporation


/s/ J. David Joves                     By: /s/ Owen J.Erickson
------------------------------             ------------------------------
J. David Joves, Secretary                  Owen J.Erickson, President and
                                           Chief Executive Officer

                        FIRST AMENDMENT TO AGREEMENT AND
                             PLAN OF REORGANIZATION

This First Amendment to the Agreement and Plan of Reorganization dated as of December 12, 2002 (the "Amendment") is entered into by and among MNB Holdings Corporation ("Holding Company") and Mission National Bank ("Bank").


                                    RECITALS

         WHEREAS, Holding Company and Bank have entered into that certain Agreement and Plan of Reorganization dated as of December 12, 2002 (the "Agreement") providing for a corporate reorganization under which under which the Bank would become the wholly-owned subsidiary of Holding Company, and each existing shareholder of the Bank would receive one share of Holdings Company common stock for each share of Bank common stock held.

         WHEREAS, Holding Company and Bank each agree that it is in the best interests of the corporations to make certain amendments to the Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Holding Company and Bank agree as follows:

1. The first sentence of paragraph 1.3 of the Agreement is amended to read:

         "By virtue of the Reorganization, and upon consummation of the transactions contemplated by this Plan of Reorganization, each outstanding certificate which previously represented shares of Bank Common Stock, par value $5.00 per share, (other than any shares as to which dissenters' rights have been perfected as provided in Section 2.3 hereof), shall, be converted into and exchanged for a right to receive one share of Holding Company common stock."

2. The second sentence of paragraph 1.2 of the Agreement is amended to read:

         "As of the Effective Date, each share of Bank common stock, issued and outstanding immediately prior to lie Effective Date (other than any shares as to which dissenters' rights have been perfected as provided in Section 2.3 hereof) shall, by virtue of the Reorganization and without any action on the part of the holder thereof, be, until surrendered for exchange, be deemed for all purposes to evidence only the right to receive shares of no par value Holding Company Common Stock in accordance with the terms of this Plan of Reorganization."

3. The first sentence of paragraph 4.2 of the Agreement is amended to read:

         "The Bank is authorized to issue 4,000,00 shares of common stock, par value $5.00 per share, of which 452,773 shares were issued and outstanding as of December 31, 2002."

4.       Paragraph 5.4 is deleted in its entirety.

5.       Paragraph 7.5 is amended in its entirety to read:

         [Reserved]

6. References. Upon execution and delivery of this Amendment, all references in the Agreement to the "Plan of Reorganization" or "Agreement," and the provisions thereof, shall be deemed to refer to the Agreement, as amended by this Amendment.

7. No other Amendments or Changes. Except as expressly amended or modified by this Agreement, all of the terms and conditions of the Agreement shall remain unchanged and in full force and effect.

8. Definitions. All capitalized terms used herein and not otherwise defined or amended shall have the meanings given to them in the Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.



MNB HOLDINGS CORPORATION               MISSION NATIONAL BANK


By: /s/ Owen J.Erickson                By: /s/ Owen J.Erickson
------------------------------             ------------------------------
Owen J.Erickson,                           Owen J.Erickson,
Chief Executive Officer                    Chief Executive Officer



Attest:                                Attest:

/s/ J. David Joves                     /s/ J. David Joves
------------------------------         ------------------------------
J. David Joves, Secretary              J. David Joves, Secretary